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                                                                    Exhibit 10.1

                                  FORM 53-901F
                              (PREVIOUSLY FORM 27)



1.       REPORTING ISSUER

         Ivanhoe Mines Ltd. (the "Company")
         Suite 654 -- 999 Canada Place
         Vancouver, B.C.
         V6C 3E1


2.       DATE OF MATERIAL CHANGE

         December 31, 2001

3.       PRESS RELEASE

         Date of Issuance:      January 7, 2002
         Place of Issuance:     Vancouver, British Columbia


4.       SUMMARY OF MATERIAL CHANGE

         Loans owed by certain subsidiaries of the Company to entities (the "Lenders") controlled by Robert M. Friedland, the Chairman of the Company, were converted by the Lenders into 30,625,000 common shares of the Company.


5.       FULL DESCRIPTION OF MATERIAL CHANGE

         In connection with the Company's acquisition of ABM Mining Limited ("ABM") in December, 2000, loans owed by ABM and its subsidiaries to the Lenders were made convertible into common shares of the Company, at a price of CDN$1.20 per share, subject to the issuance of a maximum of 30,625,000 common shares. All of the Lenders are controlled by Robert
         M. Friedland and the loans were convertible at the Lenders' option. Since the loans have been converted into the maximum number of common shares issuable, approximately US$5 million of the loans remain outstanding and no longer carry conversion rights.

         As a result of the conversion, the Company has a total of 171,158,484 common shares issued and outstanding. Mr. Friedland now controls 100,758,334 common shares, amounting to approximately 59% of the Company's outstanding common shares. Mr. Friedland has announced that he is holding his newly acquired shares for investment purposes.


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6.       RELIANCE ON SECTION 75(3) OF THE ACT

         Not applicable


7.       OMITTED INFORMATION

         Not applicable


8.       SENIOR OFFICER

         For further information contact:

         Beverly Bartlett, Corporate Secretary
         Ivanhoe Mines Ltd.
         Suite 654 -- 999 Canada Place
         Vancouver, B.C.  V6C 3E1

         Telephone:  (604) 688-5755


9.       STATEMENT OF SENIOR OFFICER

         The foregoing accurately discloses the material change referred to herein.

         DATED at Vancouver this 7th day of January, 2002.

         IVANHOE MINES LTD.


         Per:
                  --------------------------------------------
                  Beverly Bartlett
                  Corporate Secretary